FIRST AMENDMENT TO LICENSE, SUPPLY AND R&D AGREEMENT

This First Amendment to License, Supply and R&D Agreement (this “Amendment”) is entered into as of May 29, 2009 (the “Effective Date”), by and among LANDEC CORPORATION, a corporation organized and existing under the laws of the state of Delaware (“Landec Corporation”), LANDEC AG, INC., a corporation organized and existing under the laws of the state of Delaware and a wholly-owned, direct subsidiary of Landec Corporation (“Landec Ag,” and together with Landec Corporation, “Landec”), and MONSANTO COMPANY, a corporation organized and existing under the laws of the state of Delaware (together with its Affiliates referred to herein as “Monsanto”). Landec Corporation, Landec Ag and Monsanto may each be referred to herein individually as a “Party” and collectively as the “Parties.”

Background

(a) The Parties entered into a License, Supply and R&D Agreement dated December 1, 2006 (the “Original Agreement”), pursuant to which, among other things, (i) Landec granted to Monsanto a license to certain Licensed Technology referred to therein and (ii) Landec granted to Monsanto the option to purchase 100% of the equity of Landec Ag (the “Buy-Out Option”) on the terms set forth therein.

(b) The Parties wish to modify the terms of the Buy-Out Option and to make certain other amendments to the Original Agreement.

(c) Capitalized terms used herein, not otherwise defined, have the meanings given them in the Original Agreement.

In consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Agreement

1.	Amendments to the Original Agreement.

1.1.	Amendment to Section 3.2. Section 3.2 of the Original Agreement is hereby amended to read in its entirety as follows:

“Buy-Out Option. At any time during the period starting on the Effective Date and ending on the fifth anniversary of the Effective Date, Monsanto has the option to purchase one-hundred percent (100%) of the equity of Landec Ag (the “Buy-Out Option”) by paying a fee (the “Buy-Out Fee”) of eight million dollars ($8,000,000) to Landec Corporation; provided, that the Buy-Out Fee shall be increased to ten million dollars ($10,000,000) if, at the time of the closing of the purchase, the exercise of the Buy-Out Option will be treated as an acquisition of assets for U.S. federal income tax purposes, regardless of whether such acquisition is (a) a sale of assets of Landec Ag, (b) a sale of stock of Landec Ag for which a 338(h)(10) election will be made or (c) a sale of Landec Ag following its conversion to an entity disregarded from its owner under Treasury Regulation section 301.7701-3. Monsanto may exercise the Buy-Out Option by providing written notice to both Landec Ag and Landec Corporation of its desire to exercise the Buy-Out Option. Upon Landec Corporation’s receipt of Monsanto’s notice, Landec Corporation and Monsanto will negotiate and enter into a Stock Purchase Agreement for the sale of Landec Ag to Monsanto on terms consistent with the provisions of this Agreement (the “Stock Purchase Agreement”).”

1.2.	Amendment to Section 3.6. Section 3.6 of the Original Agreement is amended by adding the following at the end of such Section:

“Notwithstanding the foregoing provisions of this Section 3.6, Landec may, without the consent of Monsanto, cause Landec Ag to be converted from a corporation to a limited liability company under the applicable laws of Delaware, provided that, following such conversion, Landec Ag will be an entity disregarded from its owner under Treasury Regulation section 301.7701-3.”

2.	Miscellaneous Terms.

2.1.	Confirmation of Original Agreement. Except as modified hereby, the Original Agreement shall remain in effect in accordance with its terms.

2.2.	Descriptive Headings. The descriptive headings of this Amendment are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Amendment.

2.3.	Entire Agreement. This Amendment and the Original Agreement as amended hereby constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties respecting the subject matter hereof and thereof.

2.4.	Severability. If any clause or portion thereof in this Amendment is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Amendment, as it is the intent of the Parties that this Amendment, and the Original Agreement as amended hereby, will be construed in such fashion as to maintain their existence, validity and enforceability to the greatest extent possible. In any such event, this Amendment, and the Original Agreement as amended hereby, will be construed as if such clause of portion thereof had never been contained therein, and there will be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Amendment, and the Original Agreement as amended hereby, to the fullest extent permitted by applicable law.

2.5.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment.

2.6.	Counterparts. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which need not contain the signature of more than one Party, but all such counterparts taken together will constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

Landec Corporation

By: /s/Gary Steele
(Signature)

Name: Gary Steele
Title: President and Chief Executive Officer

Monsanto Company

By: /s/Mike DeMarco
(Signature)

Name: Mike DeMarco
Title: Senior Director Corporate Strategy

Landec Ag, Inc.

By: /s/Gary Steele
(Signature)

Name: Gary Steele
Title: President and Chief Executive Officer